EXHIBIT 99.2

WidePoint Reports Fourth Quarter and Full Year 2022 Financial Results

Fairfax, VA – March 27, 2023 – WidePoint Corporation (NYSE American: WYY), the innovative technology Managed Solution Provider (MSP) specializing in Identity & Access Management (IAM), Telecommunications and Managed Mobility Services (MMS), Analytics & Billing as a Service (ABaaS), and IT as a Service (ITaaS), reported results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 and Recent Operational Highlights:

•	Executed a new contract to provide Mobile and Telecom Managed Services to a Standard & Poor's 500 Food & Beverage company; WidePoint was selected to replace one of its competitors
•	Executed two new contracts with leading telecommunications companies under its strategic agreement with CSG International
•	Announced that its subsidiary Soft-ex Communications has been formally launched in the Ingram Micro Cloud Marketplace for its innovative Voice Analytics solution which helps drive Microsoft Teams usage and adoption
•	Entered into a strategic agreement with a leading cybersecurity and identity management company to transition all of their federal government customers to WidePoint’s IdM delivery system
•	Entered into a reseller agreement with BK Technologies Corporation for the resale of BK's InteropONE PTToC (Push-To-Talk Over Cellular) service to the U.S. Department of Homeland Security and the U.S. Department of State
•	Achieved Intelligent Technology Management System (ITMS) has achieved “FedRAMP in Process” status
•	WidePoint’s Public Key Infrastructure (PKI) Identity & Access Management solution is in compliance with the new phishing-resistant MFA Guidance issued by CISA, the Cybersecurity & Infrastructure Security Agency of the U.S. Department of Homeland Security
•	15 total contractual actions resulting in over $5.7 million in funding for the next 12 months: $360,000 in new Commercial contracts, and $5.3 million in Government contracts, including $141,000 in new contracts and $5.2 million in renewals

Fourth Quarter 2022 Financial Highlights:

•	Revenues were $23.3 million
•	Managed Services and billable fees revenue increased to $8.4 million
•	Gross margin was 15%
•	Net loss totaled $8.9 million, or a loss of $(1.02) per diluted share
•	Adjusted EBITDA, a non-GAAP financial measure, was $561,000
•	As of December 31, 2022, cash and cash equivalents equaled $7.5 million

Full Year 2022 Financial Highlights:

•	Revenues grew 8% to $94.1 million
•	Managed Services and billable fees revenue increased to $28.1 million
•	Gross margin was 15%
•	Net loss totaled $23.6 million, or a loss of $(2.70) per diluted share
•	Adjusted EBITDA, a non-GAAP financial measure, was $1.1 million

Management Commentary

“We finished off 2022 on a high note, as we met both guidance targets with full year revenue of $94.1 million and Adjusted EBITDA of $1.1 million thanks to the continued operational excellence of our team in conjunction with our growing sales pipeline,” said WidePoint CEO, Jin Kang. “That same momentum has carried over into 2023 as we’re seeing strong renewal rates with existing customers thanks to the continued upsell and cross-selling opportunities we provide, supplemented by net new federal government and commercial enterprise customers wins we’re procuring. We are making significant progress across all fronts of our business with a leaner workforce and remain well-capitalized and financially sustainable. Looking ahead, our team will continue to steadfastly execute our organic growth strategy, while meticulously vetting M&A targets for our inorganic initiative.”

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Fourth Quarter 2022 Financial Summary

Full Year 2022 Financial Summary

A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below.

Share Repurchase Program

The repurchase program remains on hold to preserve the company’s cash balance, as we look to invest back into our technology and prepare for potential acquisitions. Longer-term, the company may leverage the buyback program when deemed appropriate.

ATM Sales Program

On March 27, 2023, the Company provided notice to the Sales Agents that we were terminating the Sales Agreement.  Accordingly, no future sales will be made pursuant to the Sales Agreement.

Conference Call

WidePoint management will hold a conference call today (March 27, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

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WidePoint’s President and CEO Jin Kang, Executive Vice President and Chief Revenue Officer Jason Holloway, and CFO Bob George will host the conference call, followed by a question and answer period.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Access Code: 241547

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Monday, April 10, 2023.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 47779

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

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WidePoint uses adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charge. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the ability to achieve expected benefits from the acquisition of ITA, the ability to achieve the financial outlook included herein, the impact of the COVID-19 pandemic on our business and operations; the impact of any supply chain interruptions; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 28, 2022. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gatewayir.com

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2022 (Unaudited)	DECEMBER 31, 2021
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 7,530,864	$ 6,479,980
Accounts receivable, net of allowance for doubtful accounts of $51,666 and $62,988 in 2022 and 2021, respectively	9,277,109	12,536,584
Unbilled accounts receivable	10,244,101	10,937,415
Other current assets	935,978	3,194,009
Total current assets	27,988,052	33,147,988
NONCURRENT ASSETS		
Property and equipment, net	978,218	841,133
Lease right of use asset, net	4,723,899	6,273,211
Intangible assets, net	7,398,160	6,228,886
Goodwill	5,811,578	22,088,578
Deferred tax assets, net	86,909	5,127,482
Other long-term assets	2,025,845	1,782,060
Total assets	$ 49,012,661	$ 75,489,338
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 12,515,081	$ 10,263,015
Accrued expenses	11,327,269	12,344,426
Deferred revenue	1,704,933	2,280,894
Current portion of lease liabilities	596,529	794,175
Current portion of contingent consideration	-	358,000
Total current liabilities	26,143,812	26,040,510
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	4,745,909	6,025,691
Contingent consideration, net of current portion	6,900	1,347,000
Deferred revenue, net of current portion	364,837	400,142
Total liabilities	31,261,458	33,813,343
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,725,476 and 8,842,026 shares issued and outstanding, respectively	8,726	8,842
Additional paid-in capital	101,194,185	101,424,922
Accumulated other comprehensive loss	(350,234)	(241,586)
Accumulated deficit	(83,101,474)	(59,516,183)
Total stockholders' equity	17,751,203	41,675,995
Total liabilities and stockholders' equity	$ 49,012,661	$ 75,489,338

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

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